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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes




Pricing Supplement No. 74                               Trade Date: 06/30/03
(To Prospectus dated March 22, 2000 and Prospectus      Issue Date: 07/03/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is July 1, 2003




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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UFY5              $4,221,000.00              4.00%                 07/15/16                 100%


    Interest Payment
       Frequency                                                                    Dates and terms of redemption
      (begin date)          Survivor's Option        Subject to Redemption        (including the redemption price)
    ----------------        -----------------        ---------------------        --------------------------------
        08/15/03                   Yes                       Yes                             100% 07/15/04
        monthly                                                                        semi-annually thereafter




                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $4,151,353.50             $69,646.50                $3.00             ABN AMRO Financial
                                                                             Services, Inc.

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